UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The registrant, Solo Cup Company (the “Company”), SF Holdings Group, Inc. (“SF Holdings”) and Solo Cup Operating Corporation, entered into an Asset Purchase Agreement dated September 7, 2007 with KHOF Acquisitions, Inc. (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, a newly formed subsidiary of Kohlberg & Company, KHOF Acquisitions, Inc. (the “Buyer”), will acquire substantially all of the assets and liabilities of the Company’s Hoffmaster business for approximately $170 million, including its product portfolio of disposable tableware and special occasions consumer products and associated manufacturing equipment, two manufacturing facilities located in Oshkosh and Appleton, Wisconsin, assumption of a leased distribution center located in Indianapolis, Indiana, and 100% of the shares of CEGI (Hong Kong) Limited, a Hong Kong entity, that is a subsidiary of SF Holdings. The transaction is subject to customary closing conditions, including regulatory clearances, and is expected to close in the fourth quarter of 2007. At closing the purchase price is subject to a standard working capital adjustment to reflect an average level of working capital in the business. The Purchase Agreement also includes a non-competition agreement with terms that are customary for a transaction of this type, scope and size and the Company will enter into a Transition Services Agreement with the Buyer to provide certain information technology, human resources and other services for a period not to exceed 12 months.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement. A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.37 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 10, 2007, the Company issued a press release announcing it had entered into the Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d)	Exhibits

Exhibit No.	Description
10.37+	Asset Purchase Agreement by and among KHOF Acquisitions, Inc., Solo Cup Company, SF Holdings Group, Inc., and Solo Cup Operating Corporation dated September 7, 2007

99.1	Press Release dated September 10, 2007

+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: September 12, 2007

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Exhibit Index

Exhibit No.	Description
10.37+	Asset Purchase Agreement by and among KHOF Acquisitions, Inc., Solo Cup Company, SF Holdings Group, Inc., and Solo Cup Operating Corporation dated September 7, 2007

99.1	Press Release dated September 10, 2007

+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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